Exhibit 10.5(b)

Exhibit A

APL – Spectrum Acquisition

Acquisition Look Back Example For Employment Agreement

Most recent quarterly distribution	0.63
Multiplied by four	4

Annualized distribution	$2.52

Closing price of APL common unit on 12/31/2008	$38.00

Yield (distribution/Closing price)	7.20%

Distributed Cash Flow generated by acquisition during the 12 months ended 12/31/2008	$10,000,000

Imputed Value (Dist Cash Flow / Yield)	$138,888,889

Incentive %	1.50%

Incentive amount (Imputed value * Incentive %)	$2,083,333

# of units issued (Incentive amount / unit price)	59,524